Exhibit 99.1

Corporate Backed Trust Certificates, AT&T Wireless Services Note-Backed Series 2002-7 Trust (NYSE Listing:CEW, CUSIP: 21988G452)
Trust Certificates to be Terminated

NEWS RELEASE-- IMMEDIATE
New York, New York - February 1, 2007:
Corporate Backed Trust Certificates, AT&T Wireless Services Note-Backed Series 2002-7 Trust, which was established by Lehman ABS Corporation, today announced that, because of events described in the following paragraph, such trust will be terminated in accordance with the terms of the related trust agreement.
Cingular Wireless LLC, predecessor to AT&T Mobility LLC, the co-obligor for the underlying securities of the above-referenced trust, has filed a Form 15 with the Securities and Exchange Commission whereby it elected to suspend its duty to file periodic reports under certain sections of the Securities and Exchange Act of 1934. Under the terms of the trust agreement, such an event requires that the trust be terminated.
The transfer books relating to the trust certificates will be closed permanently at the time of this press release.
A later announcement will set forth additional details.
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Contact:
U.S. Bank Trust National Association David Kolibachuk, Corporate Trust Services, 212-361-2459

* No representation is made as to the correctness of the CUSIP numbers indicated in this press release. They are included solely for the convenience of the holders of the Certificates.